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EXHIBIT 21

LTC PROPERTIES, INC.

LIST OF SUBSIDIARIES

As of December 31, 2008

Company	State of Organization
Albuquerque Real Estate Investments, Inc.	Delaware
Bakersfield-LTC, Inc.	Delaware
Beaumont Real Estate Investments, LP	Texas
BV Holding-LTC, Inc.	Delaware
Coronado Corporation	Delaware
East New Mexico, Inc.	Delaware
Education Property Investors, Inc.	Nevada
Florida-LTC, Inc.	Nevada
Kansas-LTC Corporation	Delaware
LTC GP I, Inc.	Delaware
LTC GP VI, Inc.	Delaware
LTC Partners IX, L.P.	Delaware
LTC West, Inc.	Nevada
LTC-Bedford, Inc.	Delaware
LTC-Dearfield, Inc.	Nevada
LTC-DS, Inc.	Delaware
LTC-Gardner, Inc.	Delaware
LTC-Griffin, Inc.	Nevada
LTC-Jonesboro, Inc.	Nevada
LTC-K1 Inc.	Delaware
LTC-K2 Limited Partnership	Delaware
LTC-K2 LP, Inc.	Delaware
LTC-K2, Inc.	Delaware
LTC-Lake Forest, Inc.	Delaware
LTC-New Mexico, Inc.	Nevada
LTC-Ohio, Inc.	Delaware
LTC-Richmond, Inc.	Nevada
L-Tex GP, Inc.	Delaware
L-Tex L.P. Corporation	Delaware
Missouri River Corporation	Delaware
New Mexico Real Estate Investments, Inc.	Delaware
North Carolina Real Estate Investments, LLC	North Carolina
Park Villa Corporation	Delaware
Skilled Healthcare Holdings, Inc.	Delaware
Texas-LTC Limited Partnership	Texas
Texas-LTC Woodridge Limited Partnership	Delaware
Vacaville-LTC, Inc.	Delaware

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  EXHIBIT 21
LTC PROPERTIES, INC. LIST OF SUBSIDIARIES As of December 31, 2008